Exhibit 99.1

Revel AC’s Interim Chief Executive Officer, Jeffrey Hartmann,

Receives Regulatory Approval

Revel Beach, Atlantic City, N.J. – March 19, 2013 – Revel AC Inc., (the “Company” or “Revel”) announced today that its recently appointed Interim Chief Executive Officer, Jeffrey Hartmann, has gained regulatory approval from the State of New Jersey’s Casino Control Commission (the “Commission”), the panel charged with licensing New Jersey’s casinos and its key employees. Mr. Hartmann appeared before the Commission at a special hearing today, and was granted the required regulatory clearance. With this approval, Mr. Hartmann will now formally assume his position as the Company’s Interim CEO. Mr. Hartmann is a more than 20-year veteran of the gaming, hospitality and leisure industries, and possesses a solid understanding of Revel’s business, having worked with the Company on a consultancy basis since the beginning of 2013.

“I am delighted to officially transition into this new role. As the premier resort destination in the Northeast with expanding dining, gaming, and entertainment options and employees dedicated to providing guests a signature Revel experience, I see substantial opportunity, working with our Revel professionals, to drive growth. The financial flexibility our balance sheet restructuring will provide Revel with will enable us to execute our business objectives and improve operating cash flow over the coming months.”

About Jeffrey Hartmann

Before joining Revel, Mr. Hartmann most recently served as President of The Hartmann Group, LLC, which offers specialized experience in the gaming, hospitality and leisure industries. Prior to that, he was President and Chief Executive Officer of Mohegan Sun from January 2011 until October 2012. Earlier in his tenure at Mohegan Sun, he served as Chief Operating Officer of the Mohegan Tribal Gaming Authority (MTGA) from 2004 through 2010 and as MTGA Chief Financial Officer from 1996 until 2004. In this position, Hartmann oversaw MTGA Corporate Finance and Strategic Development. Hartmann also served as Chief Financial Officer for the Connecticut Sun, the WNBA’s professional women’s basketball franchise, which is owned and operated by Mohegan Sun and calls Mohegan Sun Arena home. Prior to joining Mohegan Sun, he served as Vice President of Finance for Foxwoods from 1991 to 1996. Mr. Hartmann was employed by PricewaterhouseCoopers, LLP as an Audit Manager from 1984 to 1991. He is a Certified Public Accountant and a graduate of Rutgers University.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could impact the Company’s restructuring plans or cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. There can be no assurance that the restructuring transaction described herein will be consummated. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

About Revel AC

Revel features more than 1,800 rooms with sweeping ocean views. A member of the American Express Gold Hotel Collection, the resort houses a 130,000-square-foot casino with more than 2,000 slot machines, nearly 100 table games, electronic tables and a Poker Room. Designed to embrace its natural surroundings, Revel curates a collection of daylife and nightlife experiences crafted to bring the outside in and the inside out. Indoor and outdoor pools, gardens, lounges, and a 32,000-square-foot spa provide guests with a relaxing resort, while an outstanding collection of 14 restaurant concepts from award-wining chefs and restaurateurs, live entertainment featuring marquee acts and international artists, nightclubs, a casino that feels like a theatre and a collection of boutiques in The Row tailor to each guest’s passions. Revel was most recently named one of the Best Hotels in the Northeast by Amtrak’s Arrive magazine and one of the Top 10 Best New Hotels in the U.S. by Gayot.com.

To start your Revel journey, visit www.revelresorts.com. To receive the latest updates on Revel, become a fan on Facebook at www.facebook.com/revel and follow @revelresorts on Twitter and Instagram. Revel is located on the Boardwalk at Revel Blvd in Atlantic City, New Jersey.

Media Contact

Maureen Siman

Revel Entertainment

msiman@revelentertainment.com

609-572-6412